Exhibit 21(B)





                           METROPOLITAN EDISON COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





  NAME OF                                                          STATE OF
SUBSIDIARIES                        BUSINESS                    INCORPORATION
------------                        --------                    -------------


YORK HAVEN POWER COMPANY         HYDROELECTRIC GENERATING       NEW YORK
                                     STATION

MET-ED CAPITAL, L.P.             SPECIAL-PURPOSE                DELAWARE